                                                                   EXHIBIT 99.4

                          [FORM OF SAVINGS PLAN PROXY]

PROXY                          SONAT SAVINGS PLAN
                                   SONAT INC.
                        SPECIAL MEETING - JUNE 10, 1999


I hereby direct The Northern Trust Company, as Trustee of the Sonat Savings Plan, to sign and forward a proxy in the form being solicited by the Board of Directors and to vote as directed on the reverse side all shares of Sonat Inc. Common Stock held with respect to my account under the Plan at the Special Meeting of Stockholders of Sonat Inc. to be held on June 10, 1999 and at any adjournment or postponement thereof.




            TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

                                                               Please mark  [X]
                                                                your vote
                                                                like this.
THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

                               SONAT SAVINGS PLAN
                                   SONAT INC.
                         ANNUAL MEETING--JUNE 10, 1999



1. APPROVAL AND ADOPTION OF EL PASO MERGER AGREEMENT
Approval and adoption of the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso Energy Corporation and Sonat Inc.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


--------------------------------------------------------------------------------


   THE UNDERSIGNED'S VOTE IS TO BE CAST AS SPECIFIED ABOVE. IF NO VOTE IS SPECIFIED, IT WILL BE VOTED "FOR" PROPOSAL NO. 1.


               Dated                    , 1999   Signature
                    --------------------                  ----------------------
                                                          Sign here as name
                                                          appears hereon.